UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DAVE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 18, 2025
To Our Stockholders:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Dave Inc. (the “Annual Meeting”), which will be held virtually on June 2, 2025 at 9:00 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting, conducted only via live webcast on the Internet at www.virtualshareholdermeeting.com/DAVE2025. There will be no physical location for the Annual Meeting. You will be able to attend and participate in the Annual Meeting online, submit questions during the meeting and vote your shares electronically. You will need the 12-digit control number, which is located on the Notice of Internet Availability (“Notice”) that you received in the mail or proxy card (if you receive a printed copy of the materials) to attend the Annual Meeting. In addition, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website at investors.dave.com.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 18, 2025, we began mailing to our stockholders the Notice. Prior to the Annual Meeting, you can access the proxy materials and vote at www.proxyvote.com. During the Annual Meeting, you can access the proxy materials and vote at www.virtualshareholdermeeting.com/DAVE2025. Instructions for accessing the proxy materials and voting are described below and in the Notice that you received in the mail. Only stockholders of record at the close of business on April 4, 2025 may vote at the Annual Meeting and any postponements or adjournments of the meeting.
Your vote is important. Whether or not you expect to attend and participate in the Annual Meeting, please carefully review the proxy statement and cast your vote, regardless of the number of shares you hold.
If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. If your shares are held in street name (i.e., held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.
Sincerely,
Jason Wilk

Chief Executive Officer, President and Chairperson of the Board
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 2, 2025: THE NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE FREE OF CHARGE PRIOR TO THE ANNUAL MEETING AT WWW.PROXYVOTE.COM AND DURING THE ANNUAL MEETING AT WWW.VIRTUALSHAREHOLDERMEETING.COM/DAVE2025.

DAVE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 2, 2025

Time and Date:	June 2, 2025 at 9:00 a.m. Pacific Time.

Place:	The Annual Meeting will be held via live webcast on the Internet at www.virtualshareholdermeeting.com/DAVE2025.

Items of Business:	1.
Elect the Class I directors listed in the accompanying proxy statement to serve a three-year term expiring at the 2028 annual meeting of stockholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

	2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Dave Inc. for the fiscal year ending December 31, 2025.

	3.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record at the close of business on April 4, 2025 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Meeting Admission:
All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. In order to be able to attend the meeting, you will need the 12-digit control number, which is located on your Notice, on your proxy card, or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.virtualshareholdermeeting.com/DAVE2025.

Proxy Voting:
Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class V common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class V common stock will vote together as a single class on all matters described in this proxy statement. Our Class A common stock and Class V common stock are sometimes collectively referred to in this proxy statement as our “common stock .”

If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please vote in accordance with the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

For questions regarding your stock ownership, you may contact us through our Investor Relations section of our website at investors.dave.com or, if you are a registered holder, contact our transfer agent, Continental Stock Transfer & Trust Company, through its website at www.continentalstock.com or by phone at (212) 509-4000.

By Order of the Board of Directors,
Jason Wilk
Chief Executive Officer, President and Chairperson of the Board

i

DAVE INC.
PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2025
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Dave Inc. (“Dave”), for use at Dave’s 2025 Annual Meeting of Stockholders (the “Annual Meeting” or “meeting”) to be held on June 2, 2025 at 9:00 a.m. Pacific Time via live webcast on the Internet at www.virtualshareholdermeeting.com/DAVE2025. References in this proxy statement (the “Proxy Statement”) to “we,” “us,” “our,” “the Company” or “Dave” refer to Dave Inc. Capitalized terms used but not defined in this proxy statement shall have the meanings ascribed to them in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On or about April 18, 2025, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to Be Held on Monday, June 2, 2025
This proxy statement and our 2024 Annual Report on Form 10-K are available free of charge at www.proxyvote.com prior to the Annual Meeting and at www.virtualshareholdermeeting.com/DAVE2025 during the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q:	What is Dave?
A:
Dave was launched in 2017 to provide a faster, more transparent, and lower-cost alternative to traditional financial institutions, particularly for those living paycheck to paycheck. Through our mobile-first platform, we deliver innovative financial products designed to help underserved consumers manage their money more effectively. Our mission is to level the financial playing field by providing intuitive, transparent, and accessible solutions that empower our Members to navigate life’s financial challenges with confidence. We have engineered a purpose-driven platform designed to deliver on our mission, making a significant impact across the stakeholder groups we serve.

On January 5, 2022, Dave Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings III, Inc. and referred to in this proxy statement as “VPCC”), consummated the previously announced business combination transaction (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated June 7, 2021 (the “Business Combination Agreement”), by and among VPCC, Bear Merger Company Inc., a wholly owned subsidiary of VPCC, or First Merger Sub, Bear Merger Company II LLC, a wholly owned subsidiary of VPCC, or Second Merger Sub, and pre-business combination Dave Inc. (“Legacy Dave”).
As a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, First Merger Sub merged with and into Legacy Dave, with Legacy Dave surviving the merger as a wholly owned subsidiary of the Company, with Legacy Dave immediately merging with and into Second Merger Sub (the “Merger Transactions”), with Second Merger Sub surviving the Merger Transactions as a wholly owned subsidiary of the Company. Following the Merger Transactions, “VPC Impact Acquisition Holdings III, Inc.” was renamed “Dave Inc.”
Q:	What is the purpose of the meeting?
A:
At the meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, following the formal portion of the meeting, management will be available to respond to questions from stockholders.

Q:	What proposals are scheduled to be voted on at the meeting?
A:	Stockholders will be asked to vote on the following two proposals at the meeting:
1.
to elect Michael Pope and Yadin Rozov as Class I directors to serve for a term of three years or until each individual’s successor is duly elected and qualified or until such individual’s earlier death, resignation, disqualification or removal; and

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Q:	Could matters other than Proposals One and Two be decided at the meeting?
A:
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Dave, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by our board of directors will have the discretion to vote on those matters for you.

Q:	How does the board of directors recommend I vote on these proposals?
A:	Our board of directors recommends that you vote your shares:
•	“FOR” the nominees to the board of directors (“Proposal One”); and
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal Two”).
Q:	Who may vote at the Annual Meeting?
A:
Stockholders of record as of the close of business on April 4, 2025 (the “Record Date”) are entitled to receive notice of, to attend and participate, and to vote at the Annual Meeting. At the close of business on the Record Date, there were 11,826,259 shares of Class A common stock and 1,514,082 shares of Class V common stock outstanding and entitled to vote. In addition to holders of record of common stock, beneficial owners of shares of common stock held in “street name” as of the Record Date can vote by following the instructions provided by their broker, bank, trust or other street name holders.

Q:	How do I vote?
A.
You may vote by mail or follow any alternative voting procedure (such as telephone or internet voting) described on your proxy card. To use an alternative voting procedure, follow the instructions on the proxy card or voting instructions that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:
•	vote by telephone or through the Internet — in order to do so, please follow the instructions shown on the Notice or your proxy card;
•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•
vote at the Annual Meeting virtually — you may participate in the Annual Meeting online at www.virtualshareholdermeeting.com/DAVE2025 and vote your shares electronically before the polls close during the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice or proxy card.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time, on June 1, 2025. Submitting your proxy, whether by telephone, through the Internet or by mail if you requested or received a paper proxy card, will not affect your right to vote at the meeting should you decide to attend and participate in the meeting virtually.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to vote your shares. You may also vote your shares at the Annual Meeting at www.virtualshareholdermeeting.com/DAVE2025 before the polls close. To participate and vote in the Annual Meeting, you will need the control number included on the voting instructions you receive from your nominee.
Your vote is important. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
Q:	How do I vote by internet or telephone?
A.
If you wish to vote by the Internet or telephone, you may do so by following the voting instructions you received or on the Notice or your proxy card. Please have each voting instructions, the Notice or proxy card you received in hand when you vote over the Internet or by telephone as you will need information specified therein to submit your vote. The giving of such a telephonic or internet proxy will not affect your right to vote at the meeting (as detailed above) should you decide to attend the meeting virtually.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.
Q:	What shares can I vote?
A:
Each share of Class A common stock and Class V common stock issued and outstanding as of the close of business on April 4, 2025 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of such date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q:	How many votes am I entitled to per share?
A:
Each holder of shares of (i) Class A common stock is entitled to one vote for each share of Class A common stock held as of the Record Date and (ii) Class V common stock is entitled to ten votes for each share of Class V common stock held as of the Record Date.

Q:	What is the quorum requirement for the meeting?
A:
The holders of a majority of the voting power of the shares of our Class A common stock and Class V common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present in person or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote virtually at the Annual Meeting or if you have properly submitted a proxy.

Q:	How are abstentions and broker non-votes treated?
A:
Abstentions (i.e., shares present at the Annual Meeting and marked “abstain”) are deemed to be shares presented or represented by proxy and entitled to vote, and are counted for purposes of determining whether a quorum is present.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present.
For Proposal One, abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of the vote. For Proposal Two, we do not expect to have any broker non-votes because it is considered a “routine” matter, as described below.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Two). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, “non-routine” matters relate to the election of directors (Proposal One). Accordingly, we encourage you to provide voting instructions to your broker or other nominee whether or not you plan to attend the meeting.
Q:	What is the vote required for each proposal?
A:	The votes required to approve each proposal are as follows:

Proposal	Vote Needed for Approval and Effect of Abstentions and Broker Non-Votes
Proposal One
The election of two Class I directors each to serve for a term of three years or until his or her respective successor is duly elected and qualified.
Our amended and restated bylaws (“Bylaws”) state that, to be elected, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting. “Plurality” means that the individuals who receive the highest numbers of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of abstentions or broker non-votes) will have no effect on the outcome of this proposal.

Proposal Two
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. Abstentions are not considered votes for or against this proposal, and thus, will have no effect on the outcome of this proposal. We do not expect to have any broker non-votes on this proposal.

Q:	If I submit a proxy, how will it be voted?
A:
When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	What should I do if I get more than one proxy or voting instruction card?
A:
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, the proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are voted and counted.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote or the polls closing at the Annual Meeting.

If you are the stockholder of record, you may change your vote by:
•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);
•	providing a written notice of revocation to Dave’s Corporate Secretary via the Investor Relations section of our website, which is located at investors.dave.com; or
•
participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/DAVE2025. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/DAVE2025.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Q:	How can I attend the Annual Meeting?
A:
There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a stockholder of record or a street name stockholder as of April 4, 2025, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See “Can I change my vote or revoke my proxy?” above for more details.

Q.	How can I participate in the Annual Meeting?
A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/DAVE2025. You will also be able to vote your shares electronically at the Annual Meeting. To participate and vote in the Annual Meeting, you will need the control number included on your Notice, voting instructions or proxy card.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m. Pacific Time, and you should allow ample time for the check-in procedures. We plan to have a webcast replay which will be posted to the Investor Relations section of our website, which is located at investors.dave.com.
Q:	Can I submit questions prior to the meeting?
A:
Yes, as a stockholder, you may submit questions to the Company in writing prior to 5:00 p.m. Eastern Time on June 1, 2025, by visiting our website at investors.dave.com (which will be available approximately two weeks before the meeting) and following the instructions provided. You also may submit questions to the Company during the meeting. At the end of the meeting, there will be a Q&A period to answer the submitted questions as time permits.

Q:	What if during check-in or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
If you encounter any technical difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number posted at www.virtualshareholdermeeting.com/DAVE2025. Technical support will be available starting at 8:45 a.m. Pacific Time on June 2, 2025.

Q:	Is there a list of stockholders entitled to vote at the Annual Meeting?
A:
The names of stockholders of record entitled to vote will be available for inspection by stockholders of record for ten (10) days prior to the meeting. If you are a stockholder of record and want to inspect the stockholder list, please send a written request to our Corporate Secretary through our website at investors.dave.com to arrange for electronic access to the stockholder list.

Q:	Who will tabulate the votes?
A:	Broadridge Financial Solutions, Inc. has been engaged as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Dave stockholders may be householding our Notice or proxy materials. A single Notice or single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Dave that you no longer wish to participate in householding.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy statement and annual report, you may (i) notify your broker or (ii) contact our Investor Relations department through our website at investors.dave.com. Stockholders who receive multiple copies of the Notice or proxy statement and annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon oral request or written request to our website at investors.dave.com, a separate copy of the Notice or annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Q:	What if I have questions about my Dave shares or need to change my mailing address?
A:
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000, through its website at www.continentalstock.com or by U.S. mail at 1 State Street, 30th Floor, New York, NY 10004, if you have questions about your Dave shares or need to change your mailing address.

Q:	Who is soliciting my proxy and paying for the expense of solicitation?
A:
The proxy for the Annual Meeting is being solicited on behalf of our board of directors. We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor. If you choose to access the proxy materials or vote via the Internet or by phone, you are responsible for any Internet access or phone charges you may incur.

Q:
What are the requirements to propose actions to be included in our proxy materials for next year’s annual meeting of stockholders, or our 2026 Annual Meeting, or for consideration at our 2026 Annual Meeting?

A:	Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2026 Annual Meeting:
Our amended and restated bylaws provide that stockholders may present proposals for inclusion in our proxy statement by submitting their proposals in writing to the attention of our Corporate Secretary at our principal executive office. Our current principal executive office is located at 1265 South Cochran Avenue, Los Angeles, CA 90019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. In order to be included in the proxy statement for our 2026 Annual Meeting, stockholder proposals must be received by our Corporate Secretary no later than December 19, 2025 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Requirements for Stockholder Proposals to be presented at our 2026 Annual Meeting:
In addition to Rule 14a-8 under the Exchange Act, our amended and restated bylaws provide that stockholders may present proposals to be considered at an annual meeting by providing timely notice to our Corporate Secretary at our principal executive office. To be timely for our 2026 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive office:
•	not earlier than the close of business on February 2, 2026, and
•	not later than the close of business on March 4, 2026.
If we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after June 2, 2026 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive office:
•	not earlier than the close of business on the 120th day prior to such annual meeting, and
•
not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws. If a stockholder who has notified Dave of such stockholder’s intention to present a proposal at an annual meeting does not appear to present such stockholder’s proposal at such meeting, Dave does not need to present the proposal for vote at such meeting.
In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19 under the Exchange Act and any required notice under Rule 14a-19 must be postmarked or transmitted electronically to our Corporate Secretary no later than April 3, 2026.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
We have a strong commitment to good corporate governance practices. These practices provide an important framework within which our board of directors, its committees and our management can pursue our strategic objectives in order to promote the interests of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of our Company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. Our Corporate Governance Guidelines are subject to modification from time to time by our board of directors pursuant to the recommendations of our nominating and corporate governance committee.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its Chairperson in any way that it considers in the best interests of our Company, and that our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. In addition, our Corporate Governance Guidelines provide that, when the positions of Chairperson and Chief Executive Officer are held by the same person, our board of directors will designate a Lead Independent Director. We established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the board of directors also meet in executive session without management, which enhances the benefit of having the perspective of independent directors. The Lead Independent Director chairs these meetings.
Jason Wilk is the Chairperson of our board of directors and our Chief Executive Officer. This allows the board of directors to benefit from Mr. Wilk’s in-depth knowledge of our business and industry, and his ability to effectively identify strategic priorities and formulate and implement strategic initiatives. Mr. Wilk founded and has led Dave since its inception. As Chief Executive Officer, Mr. Wilk is also intimately involved in our day-to-day operations and is thus in a position to elevate the most critical business issues for consideration by the board of directors. The board of directors believes that Mr. Wilk’s strategic vision for the business, his in-depth knowledge of our operations, and his experience serving as the Chairperson of the board and Chief Executive Officer since Legacy Dave’s inception make him well qualified to serve as both Chairperson of the board and Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our Company, while Mr. Wilk brings company-specific experience and expertise. Our board of directors believes that Mr. Wilk’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Accordingly, our board of directors has determined that the combined role of Chairperson and Chief Executive Officer with a strong Lead Independent Director provides balance and is the best leadership structure for us at the current time and is in the best interests of our Company and our stockholders.
Lead Independent Director
Brendan Carroll currently serves as our Lead Independent Director. The responsibilities of the Lead Independent Director include:
•	presiding at executive sessions of independent directors;
•	serving as a liaison between the Chairperson and the independent directors;
•	consulting with the Chairperson regarding the information sent to our board of directors in connection with its meetings;
•	having the authority to call meetings of our board of directors and meetings of the independent directors;
•	being available under appropriate circumstances for consultation and direct communication with stockholders;
•	encouraging direct dialogue between all directors (particularly those with dissenting views) and management; and
•	performing such other functions and responsibilities as requested by our board of directors from time to time.

Our Board of Directors’ Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. Areas of focus include economic, operational, financial (accounting, credit, investment, liquidity and tax), competitive, legal, regulatory, cybersecurity, privacy, compliance and reputational risks. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel who are responsible for risk assessment and information about the identification, assessment and management of critical risks, and our management’s risk mitigation strategies.
Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. The audit committee also monitors compliance with legal and regulatory requirements and assists our board of directors in fulfilling its oversight responsibilities with respect to risk management, including risks related to cybersecurity. Our nominating and corporate governance committee assesses risks related to our corporate governance practices, the independence of our board of directors and monitors the effectiveness of our governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors; Controlled Company Exemption
Our board of directors has determined that each of the members of our board of directors other than Mr. Wilk is “independent” as defined under the listing rules of Nasdaq. As Chief Executive Officer of the Company, Mr. Wilk is not an independent director, as defined by SEC rules and Nasdaq listing standards.
Although we qualify as a “controlled company” under Nasdaq listing standards because Mr. Wilk controls a majority of the voting power of our outstanding capital stock, we currently do not rely on any controlled company exemption under Nasdaq listing standards. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. We will be entitled to rely on these exemptions for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. Members serve on these committees until (i) they resign from their respective committee, (ii) they no longer serve as a director or (iii) as otherwise determined by our board of directors.

Audit Committee
Our audit committee is comprised of Brendan Carroll, Imran Khan, Dan Preston and Michael Pope, each of whom meets the requirement for independence and financial sophistication under current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Mr. Pope serves as chair. In addition, Messrs. Pope, Carroll and Khan qualify as “audit committee financial experts” as defined in applicable SEC rules. The audit committee’s responsibilities include, among other things:
•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	reviewing the adequacy of our system of internal controls and the disclosure regarding such system of internal controls contained in our periodic filings;
•	pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by our independent auditors;
•	reviewing with our independent auditors their independence from management;
•	reviewing, recommending and discussing various aspects of the financial statements and reporting of the financial statements with management and our independent auditors; and
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee operates under a written charter, which is available on our website at investors.dave.com/corporate-governance/documents-charters. All audit and permissible non-audit services to be provided to us by our independent registered public accounting firm will be approved in advance by the audit committee. In the fiscal year ended December 31, 2024, the audit committee held four meetings.
Compensation Committee
Our compensation committee is comprised of Dan Preston, Andrea Mitchell and Yadin Rozov. Mr. Preston serves as chair. Messrs. Preston and Rozov and Ms. Mitchell each meet the requirement for independence under current Nasdaq listing standards and SEC rules and regulations, and Messrs. Preston and Rozov are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:
•	setting the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviewing and approving the compensation of the other executive officers of the Company;
•	reviewing on a periodic basis and making recommendations regarding non-employee director compensation to the board of directors;
•	reviewing on a periodic basis and discussing with the Chief Executive Officer and the board of directors regarding the development and succession plans for senior management positions;
•	administering our cash and equity-based incentive plans that are stockholder-approved and/or where participants include our executive officers and directors; and
•	providing oversight of and recommending improvements to our overall compensation and incentive plans and benefit programs.
The compensation committee operates under a written charter, which is available on our website at investors.dave.com/corporate-governance/documents-charters. In the fiscal year ended December 31, 2024, the compensation committee held five meetings.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Michael Pope, Brendan Carroll and Andrea Mitchell. Mr. Pope serves as chair. Messrs. Pope and Carroll and Ms. Mitchell each meet the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating and making recommendations to the board of directors regarding nominees for election to the board of directors and its committees;
•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters;
•	overseeing our corporate governance practices;
•	reviewing our code of business conduct and ethics and approving any amendments or waivers on a periodic basis;
•	overseeing the evaluation and the performance of the board of directors and individual directors; and
•	contributing to succession planning.
The nominating and corporate governance committee operates under a written charter, which is available on our website at investors.dave.com/corporate-governance/documents-charters. In the fiscal year ended December 31, 2024, the nominating and corporate governance committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has been at any time one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee (or other board of directors or committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the board or compensation committee.
Board and Committee Meetings and Attendance
During the year ended December 31, 2024, the board met 10 times. All members of our board of directors attended at least 75% of the meetings of the board and the committees of the board on which such member served that were held during the fiscal year ended December 31, 2024.
While we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, each director is encouraged to attend. Five of the then seven incumbent directors attended the annual meeting of stockholders in 2024.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chairperson or Lead Independent Director) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Dave Inc.
1265 South Cochran Avenue
Los Angeles, CA 90019
Attn: Corporate Secretary

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the Investor Relations section of our website, which is located at investors.dave.com by clicking on “Documents & Charters” in the “Corporate Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the location specified above.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and other individuals associated with us that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. It is also our policy to comply with applicable securities laws when engaging in transactions in our own securities.
Policy Against Hedging
Our Insider Trading Policy prohibits members of our board of directors and all employees, including “officers” under Section 16 of the Exchange Act, from purchasing any financial instruments (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge the risk of Company stock ownership.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and corporate governance committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, our nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.
The nominating and corporate governance committee considers candidates recommended by stockholders and evaluates such nominees using the same criteria as it does candidates nominated by the nominating and corporate governance committee. Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our board of directors is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2026 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2026 Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly qualified board of directors, our nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines and the charters of the committees of our board of directors. When considering nominees, our nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, our nominating and corporate governance committee seeks to promote board membership that reflects a wide range of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in “Proposal One: Election of Directors” below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III expire at our Annual Meetings of Stockholders to be held in 2026 and 2027, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees named below, who are currently serving as directors in Class I, be elected as a Class I director for a three-year term expiring at our 2028 Annual Meeting of Stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by proxies will be voted “FOR” the election of the nominee named below, unless the proxy is marked to withhold authority to so vote. If the nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. The Class I nominees have consented to being named in this Proxy Statement and to serving if elected. Stockholders may not cumulate votes for the election of directors.
Nominee to Our Board of Directors
The names of each of the nominees, their ages, positions and the start of their service on our board of directors are provided in the table below.

Name	Age	Position	Director Since
Michael Pope	58	Director(1)(2)	January 2022
Yadin Rozov	47	Director(3)	July 2023

(1)	Member of our audit committee
(2)	Member of our nominating and corporate governance committee
(3)	Member of our compensation committee
Michael Pope. Mr. Pope has served as a member of the board of directors of the Company since January 2022. Mr. Pope served as Chief Financial Officer and Senior Vice President at Shutterfly, Inc. from October 2015 until his retirement in November 2019. He has over 25 years of financial experience having served as Chief Financial Officer at numerous technology companies, including Clean Power Finance, Inc., MarketTools Inc., Network General Corporation, DigitalThink, Inc. and Dionex Corporation. He previously served as a member of the board of directors and audit committee chairman at both Arlo Technologies, Inc. and Dionex Corporation. Mr. Pope holds a B.A. in Quantitative Economics from Stanford University and an M.B.A. from the Haas School of Business at the University of California at Berkeley. We believe that Mr. Pope is qualified to serve as a director because of his extensive financial experience and his deep familiarity with the technology industry.
Yadin Rozov. Mr. Rozov has served as a member of the board of directors of the Company since July 2023. Mr. Rozov is the founder and managing partner of Terrace Edge Ventures LLC, a financial advisory firm, since January 2022. From 2019 to 2021, Mr. Rozov was a Partner of GoldenTree Asset Management LLC, a leading global credit asset management firm. From 2019 to 2021, Mr. Rozov also served as the Chief Executive Officer and President of Syncora Guarantee Inc. and from 2020 to 2021, as Chief Executive Officer of Financial Guaranty UK Ltd, each of which is a stand-alone specialty insurance company owned by GoldenTree. From 2009 to 2019, he was a Partner and Managing Director at Moelis & Company where he headed the Financial Institution Advisory group and was on the Management Committee of Moelis Asset Management. From 2014 to 2019, Mr. Rozov helped co-found College Avenue Student Loans LLC and served on its board and co-founded Chamonix Partners Capital Management LLC. From 2007 to 2009, Mr. Rozov was a Managing Director at UBS AG, where he was the Head of the Americas for the Repositioning Group. Mr. Rozov previously has served on the board of directors of Oramed Pharmaceuticals Inc. (Nasdaq: ORMP), on the board of directors of Midwest Holding Inc. (Nasdaq: MDWT), and on the board of directors of Neo Performance Materials Inc. and currently serves on the board of Core Scientific Inc. (Nasdaq: CORZ) since January 2024. Mr. Rozov holds an M.Sc. in data science from Columbia University and a bachelor’s degree in physics and materials engineering from Rutgers University. We believe that Mr. Rozov’s extensive and varied experience in management and financial services and experience as a director of other public companies qualify him to serve as a director.

Continuing Directors
The names of the directors who are serving for terms that end following the Annual Meeting, their ages, positions and the starts of service on our board of directors are provided in the table below.

Name	Age	Position	Director Since
Class II Directors:
Andrea Mitchell	53	Director(2)(3)	January 2022
Dan Preston	39	Director(1)(3)	January 2022

Class III Directors:
Jason Wilk	39	Chief Executive Officer and Director	January 2022
Brendan Carroll	47	Director(1)(2)	January 2022
Imran Khan	47	Director(1)	August 2023

(1)	Member of our audit committee
(2)	Member of our nominating and corporate governance committee
(3)	Member of our compensation committee
Andrea Mitchell. Ms. Mitchell has served as a member of the board of directors of the Company since the closing of the Business Combination in January 2022. Ms. Mitchell is the Managing Partner and a founding member of Mitchell Sandler PLLC, a nationally recognized law firm in banking and finance law, since May 2019. Prior to joining Mitchell Sandler, Ms. Mitchell was a partner at the law firm of BuckleySandler from January 2011 to April 2019, which she joined in April 2009 as an associate. Prior to BuckleySandler, Ms. Mitchell served as Counsel in the Legal Division at the Federal Reserve Board from September 2007 to April 2009, where she worked on numerous consumer regulations, advised supervised entities on queries related to consumer protection statutes, and participated in several interagency task forces. Ms. Mitchell received her J.D. from American University and a bachelor’s degree in political science from the University of Wisconsin-Madison. We believe that Ms. Mitchell’s professional experience and legal acumen qualify her to serve as a director.
Dan Preston. Mr. Preston has served as a member of the board of directors of the Company since the closing of the Business Combination in January 2022. Mr. Preston is the CEO of Stand Insurance, a property insurance innovator. He served as the Chief Executive Officer and Director of Metromile, an automobile insurance company offering usage-based insurance policies, from 2014 to 2022, where he previously served as Chief Technology Officer since joining in 2013. Prior to joining Metromile, Mr. Preston was the co-founder and Chief Technology Officer of AisleBuyer, a mobile retail innovator that was acquired by Intuit in April 2012. Mr. Preston received a bachelor’s degree in Computer Science from Brandeis University and a master’s degree in Computer Science with a specialization in Artificial Intelligence, Machine Learning and Computer Vision from Stanford University. We believe that Mr. Preston’s experience in innovative and growing technology companies qualifies him for service on our board of directors.
Jason Wilk. Mr. Wilk has served as Chief Executive Officer and Chairperson of the board of directors of the Company since the closing of the Business Combination in January 2022. Mr. Wilk is the co-founder and has served as Chief Executive Officer of Dave since May 2016. Mr. Wilk has over 15 years of experience building digital companies. Prior to Dave, from October 2009 to July 2016, Mr. Wilk founded and served as Chief Executive Officer of AllScreen, an Inc 5000 top 20 technology platform that enabled large media outlets to syndicate their digital content to over 500 publishers. AllScreen was backed by leading investors Y Combinator and Mark Cuban before being acquired in 2015. Mr. Wilk began his career as the founder and Chief Executive Officer of 1DaySports.com, one of the first flash sale websites, which was acquired in 2008. Mr. Wilk holds a B.B.A. from Loyola Marymount University, College of Business Administration where he studied international business and technology. We believe that Mr. Wilk is qualified to serve as a director because of his in-depth knowledge of our business and industry, and his ability to effectively identify strategic priorities and formulate and implement strategic initiatives.
Brendan Carroll. Mr. Carroll has served as a member of the board of directors of the Company since the closing of the Business Combination in January 2022. Mr. Carroll is a Senior Partner at Victory Park Capital Advisors, LLC (“Victory Park”), which he co-founded in 2007. He is responsible for strategic initiatives and firm operations in addition to sourcing, evaluating and executing investment opportunities. Mr. Carroll also oversees marketing, fundraising, business development and investor relations for the firm. Mr. Carroll has served as member of the board of directors of Victory Park portfolio company, johnnie-O, since 2015, and has served as a member of the board of directors and as the Co-Chief Executive Officer of each of VPC Impact Acquisition Holdings II (Nasdaq: VPCB), a special purpose acquisition company founded by an affiliate of Victory Park, and VPC Impact Acquisition Holdings III, Inc. (NYSE: VPCC), a special purpose acquisition company founded by an affiliate of Victory Park, since January 2021. From 2005 to 2007, Mr. Carroll was a member of the Solutions Group at Magnetar Capital LLC, where he specialized in direct financings to lower middle market companies. He has held various investment banking positions at William Blair and Robertson Stephens, specializing in corporate finance and mergers and acquisitions. Mr. Carroll received a B.A. in government from Georgetown University and an M.B.A. from Harvard Business School. Mr. Carroll is a member of the Finance Council of the Archdiocese of Chicago and previously served on the Board of Regents at Georgetown University. He is also a director on the board of the Ann & Robert H. Lurie Children’s Hospital of Chicago and is also a member of the board’s Finance Committee. We believe that Mr. Carroll’s extensive management and professional experience in the finance industry qualify him to serve as a director.
Imran Khan. Mr. Khan has served as a member of the board of directors of the Company since August 2023. Mr. Khan is the founder and Chief Investment Officer of Proem Asset Management, an investment firm that focuses on the technology space. Prior to co-founding Proem Asset Management in November 2018, Mr. Khan served as Snap Inc.’s Chief Strategy Officer, where he oversaw the company’s corporate strategy, revenue generation, business operations and partnerships. Additionally, Mr. Khan co-founded and currently serves as chairman of Verishop. Previously, Mr. Khan was a Managing Director and Head of Global Internet Investment Banking at Credit Suisse from May 2011 to January 2015 where he advised on more than $45 billion-worth of Internet M&A and financing transactions. Before joining Credit Suisse, Mr. Khan held the role of Managing Director and Head of Global Internet Research at JPMorgan Chase from March 2004 to May 2011. Mr. Khan holds a B.S.B.A. in Finance and Economics from the University of Denver. We believe that Mr. Khan’s extensive management experience and professional experience in the finance and technology industries qualify him to serve as a director.
Family Relationships
There are no family relationships among any of our directors and executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR THE
ELECTION OF THE CLASS I DIRECTORS SET FORTH IN THIS PROPOSAL ONE.

DIRECTOR COMPENSATION
Director Compensation Table
The following table provides information concerning compensation awarded to, earned by and paid to each person who served as a non-employee member of our board of directors during the fiscal year ended December 31, 2024. Mr. Wilk is not included in the table below, as he is employed as our Chief Executive Officer, and receives no compensation for his service as a director. The compensation received by Mr. Wilk as an employee is shown in “Executive Compensation-2024 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Brendan Carroll(1)	74,151	0	74,151
Imran Khan(1)	0	0	0
Andrea Mitchell	49,777	179,355	229,132
Michael Pope	67,121	179,355	246,476
Dan Preston	62,434	179,355	241,789
Yadin Rozov	45,434	179,355	224,789

(1)	Mr. Carroll elected to receive no stock grant in 2024 and Mr. Khan elected to receive no compensation for service on our board of directors during 2024.
(2)
Stock awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2024, please see Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 4, 2025.

Our non-employee directors held the following number of restricted stock units and stock options as of December 31, 2024:

Name	Shares Subject to Outstanding Restricted Stock Units	Shares Subject to Outstanding Stock Options
Brendan Carroll	544	0
Imran Khan	0	0
Andrea Mitchell	5,267	0
Michael Pope	5,267	0
Dan Preston	5,267	0
Yadin Rozov	24,882	0

Non-Employee Director Compensation Arrangements
Prior to January 31, 2022, we did not have a formal policy to compensate our non-employee directors.
Effective January 31, 2022, in connection with the closing of the Business Combination, we adopted our Non-Employee Director Compensation Policy, which we refer to herein as the Director Compensation Policy, pursuant to which we pay each non-employee director annual cash retainers and equity awards, as further described below. The Director Compensation Policy was amended and restated on February 22, 2023 to remove the automatic initial equity grant for new non-employee directors and was subsequently amended and restated on April 24, 2024 to increase certain service retainer rates. The Compensation Committee determined such retainer rate increases in consultation with Aon’s Talent Solutions practice, who served as an independent compensation consultant to the Compensation Committee. Such increases were intended to better align our non-employee director compensation program with peer practices.
Pursuant to the Director Compensation Policy, each non-employee director is entitled to receive an annual cash retainer for service on the board of directors and an additional annual cash retainer for service on each committee on which the non-employee director is a member. Our Lead Independent Director and the chair of each committee will receive higher annual cash retainers for such service. All annual cash retainers are paid quarterly in arrears and are pro-rated for partial quarters of service. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors of which the non-employee director is a member are as follows. Increases to such rates made effective by the April 24, 2024 amendment and restatement of the Director Compensation Policy, compared with the rates that were in effect immediately prior to such increase, are identified in the following list:
Annual Board Member Service Retainer
•	All Non-Employee Directors: $40,000 (increased from $35,000)
•	Non-Employee Director serving as Chair: $30,000 (decreased from $35,000) (in addition to above)
•	Non-Employee Director serving as Lead Independent Director: $22,000 (increased from $20,000) (in addition to above)
Annual Committee Member Service Retainer
•	Member of the Audit Committee: $10,000
•	Member of the Compensation Committee: $7,000
•	Member of the Nominating and Corporate Governance Committee: $4,500 (increased from $4,000)
Annual Committee Chair Service Retainer (in lieu of Annual Committee Member Service Retainer)
•	Chair of the Audit Committee: $20,000
•	Chair of the Compensation Committee: $14,000
•	Chair of the Nominating and Corporate Governance Committee: $9,000 (increased from $8,000)
The Director Compensation Policy provides that at each annual stockholder meeting following a non-employee director’s appointment to the board of directors and subject to such non-employee director’s service on the board of directors since December 31st of the calendar year prior to such annual meeting, each non-employee director will be granted a restricted stock unit award with a grant date value of $165,000 (which was the same rate in effect for 2023), which will vest in full upon the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the applicable non-employee director’s continuous service through the applicable vesting date.
Notwithstanding the foregoing, for each non-employee director who remains in continuous service as a member of our board of directors until immediately prior to the consummation of a change in control of our Company, any unvested portion of an equity award granted in consideration of such non-employee director’s service as a member of our board of directors will vest in full immediately prior to, and contingent upon, the consummation of a change in control of our Company.
Our board of directors also has discretion to grant additional equity awards to certain non-employee directors for services to the Company that exceed the expectations for a non-employee director or for other circumstances determined to be appropriate by our board of directors, including, without limitation, initial grants to new non-employee directors. We also reimburse our directors for their reasonable out-of-pocket expenses in connection with attending meetings of our board of directors and committees.
The non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal years ended December 31, 2023 and 2024. For the fiscal year ending December 31, 2025, our audit committee has again selected Deloitte to perform the audit of our consolidated financial statements and recommends that our stockholders vote for the ratification of such selection. The ratification of the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at the Annual Meeting and are voted for or against the proposal. In the event that Deloitte is not ratified by our stockholders, the audit committee will review its future selection of Deloitte as our independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
The following table presents the fees billed by Deloitte to us for the years ended December 31, 2024 and December 31, 2023.

	Year Ended December 31,
	2024	2023
Audit fees(1)	$1,069,000	$1,015,000
Audit related fees	—	—
Tax fees	$133,000	6,000
All other fees	—	—
Total fees	$1,202,000	$1,021,000

(1)
Consists of fees for (a) services rendered in connection with the audit of our financial statements, including audited financial statements presented in our Annual Report on Form 10-K and (b) review of the interim financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In addition, the audit committee has delegated to the chair of the audit committee the authority to approve both audit-related and non-audit-related services provided by our independent registered public accounting firm, provided that the chair will present any decision to the full audit committee for ratification at its next scheduled meeting. The audit committee pre-approved all audit services provided in 2024 by our independent registered public accounting firm. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF PROPOSAL TWO.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024 with management, which has primary responsibility for the consolidated financial statements, and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). The audit committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The audit committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte the firm’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Submitted by the Audit Committee
Michael Pope, Chair
Brendan Carroll
Imran Khan
Dan Preston

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 4, 2025 by:
•	each person known by us to be the beneficial owner of more than 5% of the Common Stock;
•	each of our executive officers and directors; and
•	all executive officers and directors of Dave as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of the Dave common stock is based on 11,826,259 shares of Class A common stock and 1,514,082 shares of Class V common stock outstanding as of April 4, 2025. Shares of common stock that may be acquired by an individual or group within 60 days of April 4, 2025 pursuant to the vesting of RSUs, the conversion of Class V common stock or the exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of April 4, 2025 are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each Dave stockholder listed is 1265 South Cochran Avenue, Los Angeles, CA 90019.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	%	Number of shares of Class V Common Stock	%	% of Total Voting Power
Five Percent Holders
Hood River Capital Management LLC(1)	1,068,756	9.0%	—	—	4.0%
Paras Chitrakar(2)	993,819	8.4%	—	—	3.7%
Divisadero Street Capital Management, LP(3)	865,346	7.3%	—	—	3.2%
Current Directors and Named Executive Officers
Jason Wilk(4)	1,639,853	12.3%	1,514,082	100%	56.6%
Kyle Beilman(5)	188,910	1.6%	—	—	*
Brendan Carroll	1,634	*	—	—	*
Imran Khan(6)	297,771	2.5%	—	—	1.1%
Andrea Mitchell(7)	37,765	*	—	—	*
Michael Pope(8)	22,063	*	—	—	*
Dan Preston(9)	6,360	*	—	—	*
Yadin Rozov(10)	91,099	*	—	—	*
All executive officers and directors as a group (8 individuals)(11)	2,285,455	17.0%	1,514,082	100%	59.0%

*	Less than one percent.
(1)
Based solely on a Schedule 13G filed on February 14, 2025. Hood River Capital Management LLC has sole dispositive power over 1,068,756 shares of Class A common stock. The business address of Hood River Capital Management LLC is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, FL 33410.

(2)
Based solely on a Schedule 13D filed with the SEC on January 26, 2022. Mr. Chitrakar has sole voting and dispositive power over 993,819 shares of Class A common stock. The business address of Mr. Chitrakar is 750 N. San Vicente Blvd. 900W, West Hollywood, California 90069.

(3)
Based solely on a Schedule 13G filed on January 21, 2025. (i) Divisadero Street Capital Management, LP has shared voting and dispositive power over 865,346 shares of Class A common stock, (ii) William Zolezzi has shared voting and dispositive power over 865,346 shares of Class A common stock, (iii) Divisadero Street Partners, L.P. has shared voting and dispositive power over 641,878 shares of Class A common stock, (iv) Divisadero Street Partners GP, LLC has shared voting and dispositive power over 641,878 shares of Class A common stock and (v) Divisadero Street Capital, LLC has shared voting and dispositive power over 865,346 shares of Class A common stock. The business address of these reporting persons is 3480 Main Highway, Suite 204, Miami, FL 33133.

(4)
Consists of (a) 65,697 shares of Class A common stock, (b) 12,192 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025, (c) 47,882 shares of Class A common stock indirectly held through the Kiel Family Trust under the Briana Kiel 2021 Irrevocable Trust and (d) 1,514,082 shares of Class A common stock issuable upon conversion of Class V common stock.

(5)
Consists of (a) 151,582 shares of Class A common stock, (b) 9,370 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025, and (c) 27,958 shares of Class A common stock issuable upon exercise of options within 60 days of April 4, 2025.

(6)	Consists of (a) 148,886 shares of Class A common stock held by Proem Investments Master Fund, LP and (b) 148,885 shares of Class A common stock held by Proem Special Situations Fund 1, LP.
(7)	Consists of (a) 33,039 shares of Class A common stock and (b) 4,726 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025.
(8)	Consists of (a) 17,337 shares of Class A common stock and (b) 4,726 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025.
(9)	Consists of (a) 1,634 shares of Class A common stock and (b) 4,726 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025.
(10)	Consists of (a) 76,293 shares of Class A common stock and (b) 14,806 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025.
(11)
Includes (a) 35,740 shares of Class A common stock underlying RSUs that will vest within 60 days of April 4, 2025, (b) 27,958 shares of Class A common stock issuable upon exercise of options within 60 days of April 4, 2025 and (c) 1,514,082 shares of Class A common stock issuable upon conversion of Class V common stock.

EXECUTIVE OFFICERS
Our executive officers and their ages as of April 18, 2025 and positions with Dave are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position
Jason Wilk	39	Chief Executive Officer, President and Director
Kyle Beilman	37	Chief Financial Officer and Secretary

Our board of directors chooses our executive officers, who then serve at the discretion of our board of directors. There are no other family relationships among our directors or executive officers.
Jason Wilk. For Mr. Wilk’s biography, please see “Proposal One: Election of Directors—Nominee to Our Board of Directors.”
Kyle Beilman. Mr. Beilman has served as Chief Financial Officer and Secretary since the closing of the Business Combination and prior to the Business Combination served as Legacy Dave’s Chief Financial Officer since January 2021 and between July 2017 to October 2019. From October 2019 to January 2021, Mr. Beilman served as Legacy Dave’s Chief Operating Officer. Since January 2021, Mr. Beilman has served as Vice President of Dave OD Funding I, LLC, a wholly owned subsidiary of Dave (“Dave OD”). Prior to joining Legacy Dave, Mr. Beilman worked in corporate strategy at Red Bull from January 2016 to July 2017. Prior to Red Bull, Mr. Beilman worked in investment banking focused on mergers and acquisitions at Centerview Partners from August 2013 to January 2016 and Moelis & Company from May 2012 to August 2013. Mr. Beilman holds a B.S. from the University of Southern California Marshall School of Business.
EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers who appear in the “2024 Summary Compensation Table” below. In 2024, the “named executive officers” and their positions with Dave were as follows:
•	Jason Wilk: Chief Executive Officer
•	Kyle Beilman: Chief Financial Officer and Secretary
Mr. Wilk and Mr. Beilman were the only individuals who served as executive officers of the Company during 2024.
2024 Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for each of the last two fiscal years during which such individuals were determined to be named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jason Wilk Chief Executive Officer	2024	498,077	1,431,250	8,980,750	787,500	13,200	11,710,777
	2023	425,000	425,000	717,250	743,750	13,200	2,324,200
Kyle Beilman Chief Financial Officer	2024	443,269	784,375	3,963,441	506,250	13,200	5,710,535
	2023	425,000	318,750	445,812	557,813	13,200	1,760,575

(1)
For 2023, represents a bonus equal to 100% of the named executive officer’s 2022 target bonus opportunity, half of which was payable on March 24, 2023 and half of which was payable on September 22, 2023, subject to the named executive officer’s continued employment with the Company. For 2024, represents (a) discretionary bonus payments to reward the named executive officer for their contributions to the repurchase of the convertible note with FTX in the first quarter of 2024, in the amounts of $650,000 and $350,000 for Mr. Wilk and Beilman, respectively, which bonuses were paid in full in April 2024 and (b) discretionary bonus payments earned by the named executive officers for their strong performance in 2024, in the amounts of $781,250 and $434,375 for Mr. Wilk and Beilman, respectively, which bonuses were paid in full in March 2025.

(2)
Stock awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense for 2024 and 2023, please see Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 4, 2025 and Note 16 of the consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 5, 2024.

Performance-based restricted stock units (“PSUs”) values in the Stock Awards column are based on performance achieved at various levels for the included PSUs, which was the probable outcome of performance conditions as of the grant date for the included PSUs. The grant date fair value of each named executive officer’s PSUs granted in fiscal year 2024 if each of the performance conditions were satisfied (i.e., if maximum performance were achieved for the PSUs granted in fiscal year 2024) was $2,459,106 for Mr. Wilk and $1,024,695 for Mr. Beilman and in fiscal year 2023 if each of the performance conditions were satisfied was $528,750 for Mr. Wilk and $336,349 for Mr. Beilman.
In 2024, the Compensation Committee approved modifications to the PSU awards granted to Mr. Wilk and Mr. Beilman in 2023 to adjust their performance goals, as described further under the heading “Narrative Disclosure to 2024 Summary Compensation Table— Modification of 2023 PSU Awards and Achievement of Performance Conditions.” The incremental fair value with respect to the modified awards, computed as of the modification date in accordance with FASB ASC Topic 718, is included in the “Stock Awards” column of the Summary Compensation Table for 2024.
In April 2024, the Compensation Committee approved grants of 145,078 PSUs to Mr. Wilk and 60,449 PSUs to Mr. Beilman at target (such grants, the “2024 PSUs”) and designed the 2024 PSUs so they are divided into three equal tranches at target, with the first tranche earned based on performance during the 2024 calendar year (“First Tranche 2024 PSUs”), the second tranche earned based on performance during the 2025 calendar year (“Second Tranche 2024 PSUs”) and the third tranche earned based on performance during the 2026 calendar year (“Third Tranche 2024 PSUs”). The Compensation Committee set the goals for the First Tranche 2024 PSUs in April 2024 and has set or will set (as applicable) goals for the Second Tranche 2024 PSUs and Third Tranche 2024 PSUs in 2025 and 2026, respectively. The First Tranche 2024 PSUs were granted in 2024 under FASB ASC Topic 718 and are included for 2024 in the Summary Compensation Table. The Second and Third Tranche 2024 PSUs are expected to be reported in the Summary Compensation Table for 2025 and 2026, respectively, when they are deemed granted under FASB ASC Topic 718.
(3)
Represents the annual performance cash bonus that, in each case, was earned by the named executive officer for the applicable year of service based on actual performance. Actual performance for the 2024 fiscal year was achieved at 150% of target performance and actual performance for the 2023 fiscal year was achieved at 175% of target performance.

(4)	Represents Company matching contributions to the named executive officer’s contributions to the Company’s 401(k) plan for service during the applicable year.
Narrative Disclosure to 2024 Summary Compensation Table
Compensation Consultant and Compensation Committee
The Compensation Committee has the authority under its charter to retain outside consultants or advisors. In accordance with this authority, the Compensation Committee engaged the services of Aon’s Talent Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant for the first portion of 2024 and Semler Brossy Consulting Group (“Semler Brossy”) for the second portion of 2024. The Compensation Committee engaged Aon to assist in determining the appropriate amounts, types and mix of compensation for our named executive officers and certain other employees in fiscal year 2024. Aon conducted a review and made recommendations, based on analysis of proxy statement data, survey data, current industry trends, existing employment arrangements and other factors specifically related to the Company. The Compensation Committee and our board of directors, when applicable, considered the analysis and recommendations, along with the Company’s and the individual’s overall performance and the unique circumstances associated with any individual executive, in determining these compensation levels. The Compensation Committee engaged Semler Brossy beginning in the third quarter of 2024 to begin assisting the Compensation Committee with determining the appropriate amounts, types and mix of compensation for our named executive officers and certain other employees going forward. During fiscal year 2024, Aon and Semler Brossy did not provide any services to us other than regarding executive and director compensation and, in Semler Brossy’s case, services regarding our broad-based equity plan (the 2021 Plan) and equity usage. The Compensation Committee evaluated whether any work provided by Aon and Semler Brossy raised any conflict of interest for services performed during fiscal year 2024 and determined that, in each case, it did not.
The Compensation Committee regularly reviews our executive compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.
Salaries
The base salary payable to each of Mr. Wilk and Mr. Beilman was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In October 2023, in consultation with Aon, the Compensation Committee determined to increase the base salary rates for Mr. Wilk and Mr. Beilman to $525,000 and $450,000, respectively, with such increases taking effect on April 8, 2024, from the prior rate of $425,000 that applied to each of them during fiscal 2022 and 2023. Our board of directors approved such salary increase for Mr. Wilk.
2024 Fiscal Year Bonuses
In fiscal year 2024, Mr. Wilk and Mr. Beilman were eligible to earn annual cash bonuses targeted at $525,000 and $337,500 respectively, under the Company’s Executive Incentive Bonus Plan based on the Company’s achievement of established performance metrics. Such annual cash bonus targets were the same as the targets as a percent of base salary for Mr. Wilk and Mr. Beilman in fiscal year 2023 and represent 100% and 75% of their base salaries, respectively.
In February 2024, the Compensation Committee approved the fiscal year 2024 bonus plan design, including the following metrics and weightings:

Metric(4)	Definition	Rationale	Weighting
2024 Non-GAAP Variable Profit(1)	GAAP operating revenues less non-GAAP variable expenses(2)	Reinforces our focus on driving the most capital efficient growth and improvement of our unit economics	50%
2024 Non-GAAP Adjusted EBITDA (Pre-Bonus)(3)	Annual Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) prior to the impact of the bonus pool.	Reinforces profitability goals, aligning executive and stockholder interests.	50%

(1)
Non-GAAP Variable Profit as defined for purposes of the fiscal year 2024 bonus plan differed from the Company’s reported Non-GAAP Variable Profit, as permitted by the Compensation Committee. For fiscal year 2024, the difference between Non-GAAP Variable Profit as reported and Non-GAAP Variable Profit for purposes of the fiscal year 2024 bonus plan was due to the method by which the provision for credit losses was calculated. For purposes of the fiscal year 2024 bonus plan, the provision for credit losses was based upon loss rates for originations which occurred in fiscal year 2024. For purposes of the reported Non-GAAP Variable Profit, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

(2)
The Company defines and calculates Non-GAAP Variable Expenses as GAAP operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses).

(3)
The Company defines and calculates Non-GAAP Adjusted EBITDA (Pre-Bonus) as GAAP net income (loss) attributable to the Company before the impact of interest income or expense, provision for income taxes, and depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, bonus plan expense and certain other non-core items. Non-GAAP Adjusted EBITDA (Pre-Bonus) as defined for purposes of the fiscal year 2024 bonus plan differed from the Company’s reported Non-GAAP Adjusted EBITDA, as permitted by the Compensation Committee. For fiscal year 2024, the difference between Non-GAAP Adjusted EBITDA as reported and Non-GAAP Adjusted EBITDA (Pre-Bonus) for purposes of the fiscal year 2024 bonus plan was due to the method by which the provision for credit losses was calculated and the exclusion of bonus plan expense. For purposes of the fiscal year 2024 bonus plan, the provision for credit losses was based upon loss rates for originations which occurred in fiscal year 2024. For purposes of the reported Non-GAAP Adjusted EBITDA, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

(4)
If average monthly transacting member (“MTM”) existing user retention for the fourth quarter of 2024 exceeded a pre-established target, an additional 0.25 times target bonus payout would be earned. If average MTM existing user retention in the 4th quarter of 2024 was below the pre-established target, no kicker would apply. The kicker is binary, such that it would either apply or would not apply.

Achievement of threshold performance for a given metric (excluding the kicker) would result in a payout of 50% of target, while achievement of target would result in a payout of 100% of target and achievement of maximum would result in a payout of 150% of target. Payments for performance between the threshold, target and maximum performance levels were to be calculated on a linear basis. Targets for the 2024 performance metrics were set to be aligned with the 2024 budget reviewed by our board of directors during its February 2024 meeting. In addition, targets for the 2024 performance metrics were designed to be challenging to achieve, with target for the 2024 Non-GAAP Variable Profit metric exceeding actual performance for 2023 by 28% and target for the Total Adjusted EBITDA (Pre-Bonus) performance metric exceeding actual performance for 2023 by $39 million. Actual performance levels against the 2024 Non-GAAP Variable Profit and 2024 Non-GAAP Adjusted EBITDA (Pre-Bonus) metrics was $225 million and $72 million respectively, exceeding the maximum hurdles for such metrics (which were $186 million and $29 million, respectively), and average MTM existing user retention for the fourth quarter in 2024 was below the target, resulting in a total 2024 bonus plan achievement percentage of 150% and bonus payments to Mr. Wilk and Mr. Beilman of $787,500 and $506,250, respectively. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.
Please refer to the section titled “Executive Incentive Bonus Plan” of our proxy statement filed on May 1, 2023 for a detailed description of the Company’s Executive Incentive Bonus Plan.
Further, in March 2024, the Compensation Committee approved discretionary bonus payments for Mr. Wilk and Mr. Beilman in the amounts of $650,000 and $350,000, respectively, in connection with their contributions to the repurchase of the convertible note with FTX in the first quarter of 2024, which bonuses were paid in full in April 2024. In addition, in March 2025, the Compensation Committee approved and paid discretionary bonus payments for Mr. Wilk and Mr. Beilman in the amounts of $781,250 and $434,375, respectively, in recognition of their outsized performance in 2024, including but not limited to significant outperformance against 2024 Non-GAAP Variable Profit and 2024 Non-GAAP Adjusted EBITDA (Pre-Bonus) performance as described above. The bonuses described in this paragraph are disclosed above in the Summary Compensation Table in the column titled “Bonus.”
Modification of 2023 PSU Awards and Achievement of Performance Conditions
As disclosed in our proxy statement filed on April 22, 2024, Mr. Wilk and Mr. Beilman each were granted an award of PSUs in 2023 (the “2023 PSUs”). The 2023 PSUs vest based on both achievement of a service and performance condition and the Compensation Committee determined it was necessary and appropriate to modify the performance goals with respect to the 2023 PSUs in April 2024 for Mr. Beilman and July 2024 for Mr. Wilk. These modifications, which are described below, were intended to more closely align PSU payouts with achievement of key Company operating metrics that would require significant effort from the named executive officers to achieve, while continuing to ensure a strong alignment of PSU payouts to stockholder value creation, and to reflect the challenges associated with our significant share price volatility.
Prior to the modification of the 2023 PSUs’ performance goals, the performance condition for the 2023 PSUs was entirely based on the achievement of stock price hurdles, such that 20% of the shares subject to the PSUs were eligible to vest if the first price hurdle ($32 per share) was achieved, an additional 40% if the second price hurdle ($64 per share) was achieved and an additional 40% if the third price hurdle ($96 per share) was achieved. For a price hurdle to be deemed achieved, the average closing price per share of Class A common stock must generally exceed the hurdle for 30 consecutive trading days. The modification lowered the second price hurdle to $54 per share and the third price hurdle to $72 per share and retained the original first price hurdle of $32 per share. In addition, the modification provided an alternative goal for meeting the performance condition, such that if the following LTM Adjusted EBITDA hurdles were achieved, the 2023 PSUs would performance vest as follows: 20% of the shares subject to the PSUs would be eligible to vest if LTM Adjusted EBITDA was achieved at $22 million, an additional 40% would performance vest if it was achieved at $40 million and an additional 40% would performance vest if it was achieved at $60 million. Overall, following the modification, the PSUs subject to a given milestone level would be earned if either the applicable stock price hurdle or the LTM Adjusted EBITDA hurdle was achieved.
“LTM Adjusted EBITDA” means, in respect of the relevant LTM, the Company’s earnings before interest, taxes, depreciation and amortization, and stock-based compensation for a fiscal year as determined by our board of directors or its delegate, and as adjusted to exclude the impact of any extraordinary items as deemed appropriate by our board of directors or its delegate. For purposes of LTM Adjusted EBITDA, “LTM” means, as of any date of determination, a period of the twelve months immediately preceding such date. The LTM Adjusted EBITDA hurdle is assessed at the end of each fiscal quarter.
The first performance hurdle applicable to the 2023 PSUs was achieved in April 2024, based on achievement of the $32 share price hurdle, and the second and third performance hurdles applicable to the 2023 PSUs were achieved in September 30, 2024, based on achievement of the $40 million and $60 million LTM Adjusted EBITDA hurdles, such that the performance condition for the 2023 PSUs was fully met in 2024. The 2023 PSUs remained subject to a service-based vesting condition, such that they vested on March 1, 2025, subject to the named executive officer’s continued status as a service provider on such date.

2024 Fiscal Year Equity Awards
Mr. Wilk and Mr. Beilman each received a grant of restricted stock units (“RSUs”) and PSUs in the second quarter of fiscal year 2024, which were granted under the Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”), as summarized in the following table. Such grants were approved in consultation with the Compensation Committee’s independent compensation consultant, Aon, to promote market competitiveness of Mr. Wilk’s and Mr. Beilman’s compensation and in light of the criticality of their roles.

Named Executive Officer	Type of Award	Number of Shares (with PSUs shown at target)
Jason Wilk	RSUs(1)	145,078
	PSUs(2)	145,078
Kyle Beilman	RSUs(1)	60,449
	PSUs(2)	60,449

(1)
The RSUs are subject to a 4-year vesting schedule, with 1/16 of the RSUs vesting on June 1, 2024 and 1/16 of the RSUs vesting on each quarterly anniversary thereafter, subject to the named executive officer’s continued service through each vesting date.

(2)
The PSUs shown in this table are the “2024 PSUs”, including the First Tranche 2024 PSUs, Second Tranche 2024 PSUs and Third Tranche 2024 PSUs, in each case, as defined in footnote 2 to the Summary Compensation Table. The 2024 PSUs are subject to both time-based and performance based vesting conditions. Please see the following paragraphs in this “2024 Fiscal Year Equity Awards” section for additional details on the 2024 PSUs.

The performance periods applicable to the First Tranche 2024 PSUs, Second Tranche 2024 PSUs and Third Tranche 2024 PSUs are calendar years 2024, 2025 and 2026, respectively and the 2024 PSUs performance vest based on performance against performance goals during the applicable performance period. As soon as practicable following the end of each performance period, the Compensation Committee or its delegate determines and certifies results for the applicable tranche. Each 2024 PSU tranche time vests at the same time, on the nearest quarterly vesting date (March 1, June 1, September 1, or December 1) following the date the Compensation Committee or its delegate certifies results for the Third Tranche 2024 PSUs, subject to the named executive officer’s continued service through the vesting date.
The Compensation Committee set the goals for the First Tranche 2024 PSUs in April 2024 and has set or will set (as applicable) the goals for the Second Tranche 2024 PSUs and Third Tranche 2024 PSUs in 2025 and 2026, respectively, when the applicable operating plans and budget are available. Each tranche of the 2024 PSUs is expected to have a different grant date value because the stock price on the grant date is an input to the grant date value and the First Tranche 2024 PSUs, Second Tranche 2024 PSUs and Third Tranche 2024 PSUs will each have a different grant date under FASB ASC Topic 718.
The performance goals for the First Tranche 2024 PSUs were based entirely on achievement of Non-GAAP Adjusted EBITDA (pre-bonus) hurdles, with a threshold goal of $11 million, target goal of $23 million and maximum goal of $29 million, with payouts at 0% of target if below threshold performance is achieved, 50% of target if threshold performance is achieved, 100% of target if target performance is achieved and 150% of target for achieving or exceeding maximum performance, with linear interpolation between threshold and target and target and maximum levels.
The Company defines and calculates Non-GAAP Adjusted EBITDA (pre-bonus) as GAAP net income (loss) attributable to the Company before the impact of interest income or expense, provision for income taxes, and depreciation and amortization, and adjusted to exclude non-recurring legal settlement and litigation expenses, stock-based compensation expense, bonus plan expense and certain other non-core items. Non-GAAP Adjusted EBITDA (pre-bonus) as defined for purposes of the First Tranche 2024 PSUs differed from the Company’s reported Non-GAAP Adjusted EBITDA, as permitted by the Compensation Committee. For fiscal year 2024, the difference between Non-GAAP Adjusted EBITDA as reported and Non-GAAP Adjusted EBITDA (pre-bonus) for purposes of the First Tranche 2024 PSUs was due to the method by which the provision for credit losses was calculated and the exclusion of bonus plan expense. For purposes of the First Tranche 2024 PSUs, the provision for credit losses was based upon loss rates for originations which occurred in fiscal year 2024. For purposes of the reported Non-GAAP Adjusted EBITDA, the provision for credit losses was based on how the Company calculates this figure in accordance with GAAP.

In March 2025, the Compensation Committee determined that the First Tranche 2024 PSUs achieved the maximum performance level, as Non-GAAP Adjusted EBITDA (pre-bonus) was achieved for calendar year 2024 at $72 million, such that 72,540 PSUs and 30,227 PSUs with respect to the First Tranche 2024 PSUs for Mr. Wilk and Mr. Beilman, respectively, are scheduled to vest in 2027.
In March 2025, the Compensation Committee determined that the Non-GAAP Adjusted EBITDA (pre-bonus) performance measure will be the performance measure applicable to the Second Tranche 2024 PSUs, with increased threshold, target, and maximum performance goals, compared with the goals for the First Tranche 2024 PSUs.
Dave Inc. 2017 Stock Plan (the “2017 Plan”)
Dave’s board of directors originally adopted, and Dave’s stockholders approved, the 2017 Plan in 2017. The 2017 Plan provided for the grant of incentive stock options to Dave employees (and employees of any parent or subsidiary of Dave) and for the grant of non-statutory stock options, restricted stock and restricted stock purchase rights to Dave. The Legacy Dave board of directors terminated the 2017 Plan, effective as of the closing of the Business Combination. No new awards will be granted under the 2017 Plan, but previously granted awards will continue to be subject to the terms and conditions of such plan and the stock award agreements pursuant to which such awards were granted.
Benefits
In 2024, the Company provided benefits to its named executive officers on the same basis as provided to all of its employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in the Company’s 401(k) savings plan, which the Company maintains for the benefit of its employees. Employees can defer up to 90% of their compensation to the 401(k) savings plan subject to fixed annual limits. All current employees are eligible to participate in the 401(k) savings plan. Beginning January 2021, the Company began matching contributions to the 401(k) savings plan equal to 100% of the first 4% of wages deferred by each participating employee.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding each unexercised stock option or unvested stock award held by each named executive officer as of December 31, 2024, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023.

	Option awards(1)					Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Jason Wilk	3/3/21(4)	—	358,001	$23.16	3/2/2031	—	—	—	—
	2/21/23	—	—	—	—	25,000(7)	2,173,000	—	—
	2/21/23	—	—	—	—	62,500(8)	5,432,500	—	—
	4/17/24	—	—	—	—	117,877(9)	10,245,869	—	—
	4/17/24	—	—	—	—	72,540(10)	6,305,177	96,718(11)	8,406,729
Kyle Beilman	11/14/2018(5)	27,958	—	$1.42	11/13/2028	—	—	—	—
	4/6/22	—	—	—	—	7,430(6)	645,816	—	—
	1/25/23	—	—	—	—	15,015(7)	1,305,104	—	—
	1/25/23	—	—	—	—	37,539(8)	3,262,890	—	—
	4/17/24	—	—	—	—	49,115(9)	4,269,076	—	—
	4/17/24	—	—	—	—	30,227(10)	2,627,331	40,298(11)	3,502,702

(1)
All stock options listed in the Outstanding Equity Awards at Fiscal Year-End table above cover shares of Class A common stock following the consummation of the Business Combination and were granted under the 2017 Plan.

(2)
This column represents the number of unvested RSUs outstanding as of December 31, 2024 or PSUs for which the performance conditions had been satisfied on or prior to December 31, 2024, multiplied by $86.92, which is the per share value of our Class A common stock as of December 31, 2024, which was the last trading day of the fiscal year ended December 31, 2024.

(3)
This column represents the number of unvested PSUs outstanding as of December 31, 2024 with open performance periods, multiplied by $86.92, which is the per share value of our Class A common stock as of December 31, 2024, which was the last trading day of the fiscal year ended December 31, 2024.

(4)
The option grant is subject to a performance-based vesting schedule, with one-third of the option vesting upon the Company’s achievement of a certain stock price milestone and one-twelfth of the option vesting in eight tranches if the Company achieves various other stock price milestones, subject to the option holder’s continuous employment by the Company as Chief Executive Officer, Executive Chair or another C-suite position reporting to the board of directors. None of the stock price milestones had been met as of December 31, 2024. The option grant is also subject to acceleration in the event of a qualifying termination (as described under the heading “Wilk 2021 Option Grant” below).

(5)	The option grant was subject to a 4-year vesting schedule and has fully vested in accordance with such schedule.
(6)
The RSUs are subject to a 4-year vesting schedule, with 3/16 of the RSUs vesting on March 1, 2022, and 1/16 of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(7)
The RSUs are subject to a 4-year vesting schedule, with 1/16 of the RSUs vesting on March 1, 2023 and 1/16 of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(8)
Represents PSUs granted under the 2021 Plan in 2023 that vested on March 1, 2025, subject to the named executive officer’s continued service through the vesting date. Maximum performance levels were achieved for such PSUs based on stock price and LTM Adjusted EBITDA performance that occurred prior to 2024 fiscal year end, as described under the heading “Modification of 2023 PSU Awards and Achievement of Performance Conditions” above. Such PSUs are therefore shown in the table above at maximum performance levels, which was actual performance.

(9)
The RSUs are subject to a 4-year vesting schedule, with 1/16 of the RSUs vesting on June 1, 2024 and 1/16 of the RSUs vesting on each quarterly anniversary thereafter, subject to the holder’s continued service through each vesting date.

(10)
Represents the First Tranche 2024 PSUs, which is expected to vest on March 1, 2027, if performance for the Third Tranche 2024 PSUs is certified prior to March 1 of the applicable year, or June 1, 2027, if performance for the Third Tranche 2024 PSUs is certified on or after March 1 for the applicable year, subject to the named executive officer’s continued service through the vesting date. Maximum performance levels were achieved for such PSUs based on Non-GAAP Adjusted EBITDA (pre-bonus) performance during the 2024 calendar year performance period. Such PSUs are therefore shown in the table above at maximum performance levels (i.e., 150% of target), which was actual performance. See “2024 Fiscal Year Equity Awards” for additional details.

(11)
Represents the target amount of PSUs subject to the Second Tranche 2024 PSUs and Third Tranche 2024 PSUs. The performance goals for the Second Tranche 2024 PSUs and Third Tranche 2024 PSUs had not been set as of December 31, 2024. The Second Tranche 2024 PSUs and Third Tranche 2024 PSUs is expected to vest on March 1, 2027, if performance for the Third Tranche 2024 PSUs is certified prior to March 1 of the applicable year, or June 1, 2027, if performance for the Third Tranche 2024 PSUs is certified on or after March 1 for the applicable year. See “2024 Fiscal Year Equity Awards” for additional details.

Executive Compensation Arrangements
Jason Wilk Employment Agreement
On January 3, 2022, the Company entered into an employment agreement with Jason Wilk, our Chief Executive Officer, effective January 3, 2022, pursuant to which Mr. Wilk is entitled to an initial annual base salary of $425,000 per year and an annual target cash incentive bonus, which shall be equal to 100% of his base salary, based upon the achievement of certain objective or subjective criteria determined by our board of directors, the Dave compensation committee, or a delegate thereof.
Mr. Wilk is eligible to participate in the Company’s employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Wilk’s employment is “at-will” and may be terminated by either party at any time.
Under Mr. Wilk’s employment agreement, if Mr. Wilk’s employment is terminated by the Company without “cause” (as such term is defined in his employment agreement) and Mr. Wilk executes a release of claims, Mr. Wilk will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12 month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become ineligible for COBRA coverage.
In addition, Mr. Wilk’s employment agreement provides that if his employment is terminated by the Company without “cause” or by Mr. Wilk for “good reason” (as such terms are defined in his employment agreement) in the period beginning three months prior to and ending 12 months following a “change in control” (as defined in his employment agreement) and Mr. Wilk executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 18 months of his base salary plus one and one-half times his target annual bonus, (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 18 months following the date of termination and (b) the date that Mr. Wilk and his eligible dependents become ineligible for COBRA coverage, and (iii) except with respect to the stock options granted to Mr. Wilk on March 3, 2021 (which will be governed by the terms of the applicable award agreement), his outstanding unvested equity awards will vest in full.
Kyle Beilman Employment Agreement
On January 31, 2022, the Company entered into an amended and restated employment agreement with Kyle Beilman, our Chief Financial Officer, effective January 4, 2022, pursuant to which Mr. Beilman is entitled to an initial annual base salary of $425,000 per year and an initial annual target cash incentive bonus of up to 75% of his base salary, based upon the achievement of certain objective or subjective criteria determined by our board of directors, the compensation committee, or a delegate thereof.
Mr. Beilman is eligible to participate in the Company’s employee benefits plans maintained by the Company and generally made available to similarly situated employees. Mr. Beilman’s employment is “at will” and may be terminated by either party at any time. Mr. Beilman was also entitled to reimbursement for legal fees incurred in negotiating his agreement up to a maximum amount of $20,000.
If Mr. Beilman’s employment is terminated by the Company without “cause” (as such term is defined in his employment agreement) and Mr. Beilman executes a release of claims, he will be entitled to (i) semi-monthly continuing payments of severance pay at a rate equal to his base salary, payable over a 12-month period from the date of his termination and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his behalf and that of his eligible dependents immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become ineligible for COBRA coverage.
In addition, Mr. Beilman’s employment agreement provides that if his employment is terminated by the Company without “cause” or by Mr. Beilman for “good reason” (as such terms are defined in his employment agreement) in the period beginning three months prior to and ending 12 months following a “change in control” (as defined in his employment agreement) and Mr. Beilman executes a release of claims, he will be entitled to receive (i) a lump sum payment in the aggregate amount of 12 months of his base salary and the product of his cash incentive bonus and his base salary, in each case, as in effect immediately prior to the date of the termination of employment, and (ii) reimbursements equal to the portion of the monthly health premiums paid by the Company on his and his eligible dependents’ behalf immediately preceding the date that his employment terminates until the earlier of (a) 12 months following the date of termination and (b) the date that Mr. Beilman and his eligible dependents become ineligible for COBRA coverage, and (iii) his outstanding unvested equity awards will vest in full.
Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits
Please refer to the section above entitled “Executive Compensation Arrangements” for a description of the severance payments and benefits Mr. Wilk and Mr. Beilman will be entitled to receive upon certain qualifying terminations of employment pursuant to their respective employment agreements.
Wilk 2021 Option Grant
On March 3, 2021, Jason Wilk received a stock option grant to purchase 8,458,481 shares of Legacy Dave Class A common stock, which, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023, now covers 358,001 shares. Subject to the occurrence of a “public listing” or “corporation transaction” (as defined in the 2017 Plan) (the “liquidity requirement”), the option will vest and become exercisable as to a particular tranche of shares set forth in the table below (i) upon the achievement of the corresponding stock price milestone as to such tranche of shares (the “milestone requirement”) and (ii) subject to Mr. Wilk’s continuous employment by the Company or its successor as its Chief Executive Officer, Executive Chair or another C-suite position as an officer of the Company reporting to the board or the then-chief executive officer through the date such stock price milestone is achieved (the “service requirement”). Notwithstanding the foregoing, following a public listing of Legacy Dave Common Stock, no portion of the option may be exercised (even if vested) unless and until the date that the existing stockholders of the Company as of the date of grant are not subject to any lock up restrictions imposed in connection with such public listing and their shares are freely tradable under a registration statement, Rule 144 (without regard to volume limitations) or other exemption from registration.

A milestone requirement will only be deemed satisfied if the Company’s board of directors or its delegate certifies that the stock price milestone has been achieved as of a particular date (which certification will be done within 30 days after any stock price milestone has been achieved). The achievement of a stock price milestone will also satisfy the achievement of any unachieved stock price milestone for a lower-numbered tranche. Once a stock price milestone has been achieved, it is forever deemed achieved and it cannot be achieved again.

Milestone Table
Tranche	Stock Price Milestone	Fraction of Total Shares Eligible to Vest
1	Stock Price of $171.53 or more	1/3rd
2	Stock Price of $257.30 or more	1/12th
3	Stock Price of $343.06 or more	1/12th
4	Stock Price of $428.83 or more	1/12th
5	Stock Price of $514.59 or more	1/12th
6	Stock Price of $600.36 or more	1/12th
7	Stock Price of $686.13 or more	1/12th
8	Stock Price of $771.89 or more	1/12th
9	Stock Price of $857.66 or more	1/12th

Mr. Wilk’s stock option provides that if Mr. Wilk’s employment is terminated without cause or Mr. Wilk resigns for “good reason,” the stock option will remain outstanding and exercisable in accordance with its terms until the earlier of (i) the 4-year anniversary of the termination date, (ii) March 2, 2031 or (iii) such earlier date as provided or permitted under the 2017 Plan. Upon a termination of employment for any other reason (other than for cause), the stock option will terminate with respect to unvested shares subject to the stock option 90 days following the termination date (or March 2, 2031 if earlier).
Notwithstanding the foregoing, if Mr. Wilk’s employment as the Chief Executive Officer, Executive Chair or another C-suite position as an officer of the Company reporting to the Company’s board of directors or the then-chief executive officer of the Company (or any successor) is terminated without cause or Mr. Wilk resigns for “good reason,” the service requirement will be deemed satisfied and the stock option (to the extent it is then outstanding and unexercised) will remain outstanding and will vest when and if the liquidity and milestone requirements are met until the earlier to occur of (i) the date that is 2 years following Mr. Wilk’s termination date or (ii) the stock option’s earlier termination. If requested by the Company, Mr. Wilk will execute a general release of claims in connection with Mr. Wilk’s termination of employment.
“Good reason” generally includes the occurrence of the following without Mr. Wilk’s consent: (a) a decrease of more than 20% in Mr. Wilk’s total annual cash compensation (excluding any equity-related or long-term incentive compensation opportunity) other than a reduction applied equally to all executives or (b) a requirement that Mr. Wilk hold a position other than Chief Executive Officer, Executive Chair or another C-suite position as an officer reporting to the Company’s board of directors or the then-chief executive officer of the Company.
For purposes of Mr. Wilk’s stock option, a “public listing” occurs when (i) the Company’s shares (or shares of any successor or parent company thereof) becomes publicly traded on an internationally-recognized stock exchange or (ii) a transfer or conversion of shares is made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation and the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act or is otherwise publicly traded on an internationally-recognized stock exchange (as determined by the Company’s board of directors). The Business Combination constituted a “public listing” and a “corporate transaction” for purposes of Mr. Wilk’s stock option.
For purposes of Mr. Wilk’s stock option, “stock price” means as of a specified date: (a) in the event of a corporate transaction, the per share consideration payable to holders of Legacy Dave Common Stock in connection with such corporate transaction based on the gross proceeds payable in such corporation transaction (as may be readjusted to reflect any additional gross proceeds distributed after the consummation of the corporate transaction); or (b) after a public listing, the per share value of the Company’s outstanding shares based on the mean of the closing prices of the shares for the 30 consecutive trading days immediately preceding such date of determination, commencing as of the trading day that is 29 trading days prior to the six month anniversary of the public listing.

Beilman 2018 Option Grants
On November 14, 2018, Mr. Beilman received a stock option grant to purchase 880,140 shares of Legacy Dave Common Stock, which, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023, covered 37,251 shares, of which 27,958 remained unexercised as of December 31, 2024. The stock option vested on July 15, 2019 and 1/48th monthly thereafter, subject to Mr. Beilman’s continuous service through each vesting date and is currently fully vested. Mr. Beilman’s stock option provides that if Mr. Beilman’s continuous service terminates, the vested portion of Mr. Beilman’s option will remain exercisable until the earliest to occur of (i) 90 days following the termination date (10 days if the termination is for cause or 12 months if the termination is due to death or disability) or (ii) November 13, 2028.
Compensation Recovery Policy
In November 2023, the Company adopted the Dave Inc. Compensation Recovery Policy, which is intended to comply with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement.
Amended and Restated 2021 Equity Incentive Plan
The Company grants equity awards to named executive officers under the 2021 Plan. The 2021 Plan was initially approved by stockholders and by the board of directors on January 4, 2022, and became effective immediately upon the closing of the Business Combination. At the special meeting of stockholders of the Company held on December 13, 2022, the stockholders of the Company approved the amendment and restatement of the 2021 Plan to (i) increase the number of shares of Class A common stock issuable thereunder from 41,774,592, which includes the initial share reserve and the automatic annual increases, to 86,715,222 and (ii) clarify that the number of outstanding shares for the purposes of calculating the annual automatic share increases will be based on the aggregate total of the Class A common stock and the Class V common stock. The 2021 Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, RSUs, and stock bonus awards. Please refer to the section titled “Amended and Restated 2021 Equity Incentive Plan” of our proxy statement filed on May 1, 2023 for a detailed description of the 2021 Plan.
2021 Employee Stock Purchase Plan
The 2021 Employee Stock Purchase Plan (the “ESPP”) was approved by stockholders and by the board of directors on January 4, 2022. The ESPP became effective immediately upon the closing of the Business Combination, provided that no offerings have been opened under the ESPP since it became effective. Please refer to the section titled “2021 Employee Stock Purchase Plan” of our proxy statement filed on May 1, 2023 for a detailed description of the ESPP.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain our Amended and Restated 2021 Equity Incentive Plan which provides for the issuance of shares of our Class A common stock to our officers and other employees, directors and consultants, which has been approved by our stockholders.
The following table presents information as of December 31, 2024 with respect to compensation plans under which shares of our Class A common stock may be issued, as adjusted for the 32-for-1 reverse stock split which occurred on January 5, 2023.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Equity compensation plans approved by security holders	2,390,131	16.93	943,291(1)
Equity compensation plans not approved by security holders	—	—	—
Total	2,390,131	16.93	943,291

(1)
Represents 503,318 shares available for future issuance under the Dave Inc. Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”) and 439,973 shares available for future issuance under the Dave Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

(2)
The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of Class A Common Stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the lesser of (i) 5% of the Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully-diluted and as-converted basis, which for the avoidance of doubt also includes shares of Class V common stock outstanding on such day) or (ii) the number of shares of Common Stock initially reserved for issuance under the 2021 Plan and (iii) such smaller number of shares of common stock determined by the Board.

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of Class A Common Stock that may be issued pursuant to such plan shall be increased on the first day of each year beginning with the 2022 fiscal year, equal to the lesser of (i) 1% of the number of shares of Common Stock outstanding on the last day of the calendar month prior to the date of such automatic increase (calculated on a fully-diluted and as-converted basis) and (y) 229,794 shares of Common Stock (as adjusted for the 32-for-1 reverse stock split, which was effected on January 5, 2023).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•	we, VPCC or Legacy Dave have been or are to be a participant;
•	the amounts involved exceeds $120,000; and
•
any of our directors, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investor Rights Agreement and Lock-Up Arrangements
In connection with the closing of the Business Combination, the Company, VPC Impact Acquisition Holdings Sponsor III, LLC (the “Sponsor”), Janet Kloppenburg, Peter Offenhauser and Kurt Summers (collectively, the “Prior Independent Directors”, and together with the Sponsor, the “Founder Holders”), and certain holders of Legacy Dave Capital Stock, in each case who received Common Stock pursuant to the Business Combination Agreement, entered into an investor rights agreement (the “Investor Rights Agreement”) in respect of the shares of Common Stock held by the Founder Holders and such Legacy Dave Stockholders following the closing of the Business Combination. Pursuant to the Investor Rights Agreement, among other things, such holders and their permitted transferees are entitled to certain customary registration rights, including, among other things, demand, shelf and piggy-back rights, subject to cut-back provisions. Pursuant to the Investor Rights Agreement, the Founder Holders agreed not to sell, transfer, pledge or otherwise dispose of shares of Dave Class A Common Stock, shares of Dave Class V Common Stock or other securities exercisable therefor (as applicable), other than in connection with certain permitted transfers specified in the Investor Rights Agreement, for (i) in respect of the Founder Holders, the earlier of (x) 12 months following the closing of the Business Combination, (y) the date, which is on or after the 150-day anniversary of the closing date of the Business Combination on which the Dave Class A Common Stock achieves a trading price of at least $12.00 (as such trading price may be adjusted for any dividend, subdivision, stock split or similar event, and as determined by reference to the volume-weighted average price achieved for at least 20 trading days within any 30 consecutive trading days) for any 30-trading day period commencing on or after the 150-day anniversary of the Closing, and (z) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property.
Financing Agreement
In January 2021, Dave OD Funding I, LLC (“Borrower”) entered into a delayed draw senior secured loan facility (the “Debt Facility”) with Victory Park Management, LLC (“Agent”), and allowed the Borrower to draw up to $100 million from various lenders (the “Lenders”) associated with Victory Park Management, LLC. The Debt Facility had an interest rate of 6.95% annually plus a base rate defined as the greater of the three-month London interbank offered rate (“LIBOR”) as of the last business day of each calendar month and 2.55%. Interest is payable monthly in arrears. The Debt Facility contained certain financial covenants, including a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance of $15.0 million.
On September 13, 2023, the Company executed the Third Amendment to the Debt Facility with the existing Lenders. The Third Amendment, among other things: (i) increased the secured loan facility commitment amount by $50 million to a total of $150 million; (ii) extended the maturity date of the Debt Facility from January 2025 to December 2026; (iii) added a liquidity trigger threshold, measured as of the last day of any calendar month, equal to the lesser of (a) the trailing six-month EBITDA as of such date, (b) the product of (A) the trailing three-month EBITDA as of such date, multiplied by (B) two (2), and (c) zero ($0); (iv) increased the minimum liquidity threshold, a requirement to maintain a minimum cash, cash equivalents, or marketable securities balance, from $8.0 million to $15 million; (v) replaced LIBOR with the secured overnight financing rate (“SOFR”) and updated interest rates to the base rate (or if greater, SOFR for such date for a 3-month tenor and 3.00%) plus 5.00% per annum on that portion of the aggregate outstanding principal balance that is less than or equal to $75 million, plus the base rate plus 4.50% per annum on that portion of the aggregate outstanding principal balance, if any, that is greater than $75 million; (vi) updated prepayment premiums for early or voluntary principal repayments; and (vii) terminated the Company’s guaranty (the limited guaranty was secured by a first-priority lien against substantially all of the Company’s assets) of up to $25 million of the Borrower’s obligations under the Debt Facility has been terminated.
Payments of the loan draws are due at the following dates: (i) within five business days after the date of receipt by the Borrower of any net cash proceeds in excess of $0.25 million in the aggregate during any fiscal year from any asset sales (other than certain permitted dispositions), Borrower must prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (ii) within five business days after the date of receipt by Borrower, or the Agent as loss payee, of any net cash proceeds from any destruction or taking, the Borrower must prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; (iii) within three business days after the date of receipt by Borrower of any net cash proceeds from the incurrence of any indebtedness of Borrower (other than with respect to permitted borrower indebtedness), the Borrower will prepay the loans or remit such net cash proceeds in an aggregate amount equal to 100% of such net cash proceeds; and (iv) (a) if extraordinary receipts are received by Borrower in the aggregate amount in any fiscal year in excess of $0.25 million or (b) if an event of default has occurred and is continuing at any time when any extraordinary receipts are received by Borrower, then within five business days of the receipt by Borrower of any such extraordinary receipts, the Borrower must prepay the loans or remit such net cash proceeds in an aggregate amount equal to (x) 100% of such extraordinary receipts in excess of $0.25 million in respect of clause (a) above and (y) 100% of such extraordinary receipts in respect of clause (b) above.
On October 18, 2024, the Company executed the Fourth Amendment to the Debt Facility with the existing Lenders to expand the Company’s borrowing capacity. The amendment also updates interest rates to the sum of the base rate plus 5.00% per annum on the aggregate outstanding principal balance and updates prepayment premiums for early or voluntary principal repayments, among other administrative terms. The Fourth Amendment was accounted for as a debt modification and, accordingly, the Company incurred $0.03 million in associated costs which will be recognized within the consolidated statement of operations evenly through maturity date of the Debt Facility, and no gain or loss was recognized. As of December 31, 2024, the Company was not in compliance with a specific debt covenant under its existing Debt Facility. In particular, a breach existed relating to the Minimum Receivable Loan-to-Value (“LTV Ratio”), which exceeded the allowable limits set forth in the covenant. The Agent, on behalf of the Lenders, provided a one-time limited waiver of this covenant, effective from October 18, 2024 until June 30, 2025. This waiver is solely for that period and for addressing this specific breach, and does not constitute a waiver of any default or event of default under the Debt Facility.
As of December 31, 2024 and December 31, 2023, the Company had drawn $75.0 million on the Debt Facility and had made no repayments. Brendan Carroll, a member of the Company’s board of directors, is a Senior Partner at Victory Park Capital Advisors, LLC, which manages the Agent. Interest expense related to the Debt Facility totaled $7.7 million for the year ended December 31, 2024.
Lease Agreements
In December 2018, Legacy Dave and PCJW Properties LLC (“PCJW Properties”) entered into a sublease agreement (the “PCJW Sublease”), and in January 2019, Legacy Dave and PCJW Properties entered into a net lease (the “Net Lease”), in each case for commercial office space in Los Angeles, California. Jason Wilk, a director and Chief Executive Officer of Dave, and Paras Chitrakar, a holder of greater than 5% of our Class A common stock, are both partners of PCJW Properties. Mr. Wilk and Mr. Chitrakar each owns 50% of the partnership interests in PCJW Properties. Monthly rent under the PCJW Sublease is approximately $0.007 million, subject to an annual escalation of 4%.
The monthly rent under the Net Lease is approximately $0.02 million, subject to an annual escalation of 5%. For each of the years ended December 31, 2024 and 2023, Dave paid $0.4 million under lease agreements with PCJW. The PCJW Sublease expires in October 2028 and the Net Lease expires in December 2025, in each case unless extended.
Legal Services
The law firm of Mitchell Sandler PLLC, of which director Andrea Mitchell is a partner, has provided legal services to Dave for which the firm received payments of approximately $1.3 million and $0.8 million for the years ended December 31, 2024 and 2023, respectively.

Indemnification Agreements
Our certificate of incorporation contains provisions limiting the liability of directors, and our Bylaws provide that Dave will indemnify each of its directors to the fullest extent permitted under Delaware law. Our charter documents also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board.
Dave has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that Dave will indemnify each of its directors and executive officers against any and all expenses incurred by such director or executive officer because of his or her status as one of Dave’s directors or executive officers, to the fullest extent permitted by Delaware law and our certificate of incorporation and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Dave will advance all expenses incurred by its directors and executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.
Related Party Transactions Policy
Dave has adopted a written related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of Dave’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with Dave without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for Dave to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.
ADDITIONAL INFORMATION
We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our Investor Relations department through our website at investors.dave.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available at investors.dave.com under “SEC Filings” in the “Financials & Filings” section of our website.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DAVE2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72288-P31344

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DAVE INC.

The Board of Directors recommends a vote "FOR" the listed nominees in Proposal 1 and a vote "FOR" Proposal 2.

1. Director Election

Nominees:	**For**	**Withhold**
1a. Michael Pope	☐	☐
1b. Yadin Rozov	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V72289-P31344

DAVE INC.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2025

The stockholder(s) hereby appoint(s) Kyle Beilman and Joan Aristei, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may be properly presented at the meeting, all of the shares of stock of Dave Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DAVE2025 at 9:00 a.m., Pacific Time on Monday, June 2, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) HEREIN AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED AT THE MEETING. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side